UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 12, 2020

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	The Nasdaq Global Select Market
Expedia Group, Inc. 2.500% Senior Notes due 2022	EXPE22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Chief Financial Officer
On November 12, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Expedia Group, Inc. (the “Company”), approved changes to compensation arrangements for Eric Hart, the Company’s Chief Financial Officer. The Board of Directors of the Company had previously appointed Mr. Hart as acting Chief Financial Officer on December 4, 2019 and subsequently confirmed his appointment as Chief Financial Officer on April 22, 2020. In recognition of his expanded responsibilities and performance since his promotion to the role of Chief Financial Officer, the Committee approved an increase in Mr. Hart’s base salary from $550,000 to $700,000 and an increase in his target bonus percentage from 80% of his base salary to 100% of his base salary. On the same date, the Committee approved the following equity awards:
•An award of 7,605 restricted stock units that vest 25% on February 15, 2021 and an additional 6.25% on the 15th day of the second month of each of the next 12 fiscal quarters, and
•An award of 7,604 performance stock units (“PSUs”), with ultimate settlement based on the compound annual stock price growth rate (“CAGR”) using the closing price of the Company’s common stock on February 28, 2020 and an ending price based on a 30-day trailing average through December 31, 2021 for 50% of the PSUs vesting on February 15, 2022 and through December 31, 2022 for the remaining 50% of the PSUs vesting on February 15, 2023. The applicable CAGR and payout percentages for Mr. Hart’s PSU award are as disclosed in the section titled Compensation Discussion and Analysis – Equity Compensation of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2020.

Modifications to Executive Officer Equity Award
On November 12, 2020, the Compensation Committee also approved modifications to outstanding performance-based stock option awards granted to members of the Company’s leadership team in 2018, including an award held by executive officer Robert Dzielak, the Company’s Chief Legal Officer and Secretary. On March 2, 2018, Mr. Dzielak was granted 51,280 performance-based stock options that vest 50% subject to the satisfaction of a stock price goal of $200 on September 15, 2021 and the remaining 50% subject to the satisfaction of a stock price goal of $180 on September 30, 2021, with satisfaction of the stock price goal in each case measured on the basis of the average of the closing prices of the Company’s common stock for either the six- or twelve-month period immediately preceding the applicable vest date (the “2018 Dzielak Performance Options”). The Committee determined that it was appropriate to modify the 2018 Dzielak Performance Options such that in the event that the stock price goal is not satisfied for the $180 target, 50% of the 2018 Dzielak Performance Options will vest on February 15, 2022, representing 4.5 month extension of vesting beyond the performance measurement period, and in the event the stock price goal is not satisfied for the $200 target, the remaining 50% of the 2018 Dzielak Performance Options will vest on February 15, 2023, representing a 17 month extension of vesting beyond the performance measurement period, subject in each case to Mr. Dzielak’s continued employment. All other terms and conditions of the 2018 Dzielak Performance Options remain intact.
In approving the modifications, the Committee took into account a number of factors, including the impact of the COVID-19 pandemic on the travel industry generally, the Company’s operations, financial results and stock price specifically, a desire to continue to retain and motivate the Company’s leadership team in light of ongoing uncertainty, as well as the continued post-modification alignment of the awards with long-term shareholder interests given the extended vesting period.

Reinstatement of Full Base Salary for the Travel Leadership Team
In April 2020, the Company announced that base salaries for the Company’s Travel Leadership Team (the “TLT”), including Messrs. Dzielak and Hart, was to be reduced by 25%. On November 12, 2020, the Compensation Committee approved the reinstatement of TLT base salary levels, including with respect to Messrs. Dzielak and Hart, effective as of November 1, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary
Dated: November 13, 2020